UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 29, 2016, the Board of Directors of Lucas Energy, Inc. (the “Company”) approved and adopted an amended and restated Code of Business and Ethical Conduct (the “Revised Code”), which applies to all officers, directors and employees. The Revised Code replaced the Company’s prior Code of Ethics adopted in June 2009 and reflects, among other matters, clarifications and revisions relating to conflicts of interest, confidentiality, compliance with laws, reporting and enforcement, and other matters intended to update the Company’s Code of Ethics.

The foregoing summary of the Revised Code does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Revised Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Revised Code is available in the Governance section of the Company’s website (http://lucasenergy.com/governance) under the heading “Policies.” The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

Exhibits

4.1	Amended and Restated Code of Business and Ethical Conduct.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lucas Energy, Inc.

Dated: November 30, 2016	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Exhibit Index

4.1	Amended and Restated Code of Business and Ethical Conduct.*

* Filed herewith.